Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Brian Glaze / David Hisey Investor Relations (713) 625-8761

Stewart Reports Fourth Quarter 2023 Results

•	Total revenues of $582.2 million ($577.4 million on an adjusted basis) compared to $655.9 million ($643.2 million on an adjusted basis) in the prior year quarter

•	Net income of $8.8 million ($16.6 million on an adjusted basis) compared to $13.3 million ($22.9 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $0.32 ($0.60 on an adjusted basis) compared to prior year quarter diluted EPS of $0.49 ($0.84 on an adjusted basis)

HOUSTON, February 7, 2024 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $8.8 million ($0.32 per diluted share) for the fourth quarter 2023, compared to $13.3 million ($0.49 per diluted share) for the fourth quarter 2022. On an adjusted basis, Stewart’s fourth quarter 2023 net income was $16.6 million ($0.60 per diluted share) compared to $22.9 million ($0.84 per diluted share) in the fourth quarter 2022. Fourth quarter 2023 pretax income before noncontrolling interests was $18.8 million ($29.1 million on an adjusted basis) compared to pretax income before noncontrolling interests of $20.8 million ($33.3 million on an adjusted basis) for the fourth quarter 2022.

Fourth quarter 2023 results included $4.8 million of pretax net realized and unrealized gains primarily driven by net unrealized gains on fair value changes of equity securities investments and net gains from acquisition liability adjustments, offset by $6.4 million of combined office closures and severance expenses. Fourth quarter 2022 results included $12.7 million of pretax net realized and unrealized gains, primarily composed of net unrealized gains on fair value changes of equity securities investments and gains related to settlements of company-owned insurance policies, offset by $16.7 million of combined office closure, severance and regulatory settlement and litigation expenses.

“Our fourth quarter results reflect continuing uncertainty in the real estate market due to the higher interest rate environment coupled with the normal seasonality. Although we are encouraged by the moderation of interest rates into the mid – 6 percent range during the fourth quarter and into early 2024, we maintain our outlook that higher interest rates will negatively impact real estate transaction volume in the first half of 2024,” commented Fred Eppinger, chief executive officer. “We have made excellent progress on our strategic investments during 2023 and will continue to focus on balancing thoughtful cost discipline with investment in these long-term enterprise initiatives to create a stronger and more resilient company.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenues	582.2	655.9	2,257.3	3,069.3
Pretax income before noncontrolling interests	18.8	20.8	60.9	232.7
Income tax expense	(5.7)	(2.5)	(15.3)	(50.9)
Net income attributable to noncontrolling interests	(4.3)	(4.9)	(15.2)	(19.5)
Net income attributable to Stewart	8.8	13.3	30.4	162.3
Non-GAAP adjustments, after taxes*	7.8	9.6	36.2	43.1
Adjusted net income attributable to Stewart*	16.6	22.9	66.6	205.4
Pretax margin	3.2%	3.2%	2.7%	7.6%
Adjusted pretax margin*	5.0%	5.2%	4.8%	9.5%
Net income per diluted Stewart share	0.32	0.49	1.11	5.94
Adjusted net income per diluted Stewart share*	0.60	0.84	2.42	7.51

* Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2023	2022	% Change
Operating revenues	503.0	581.6	(14%)
Investment income	13.0	6.9	89%
Net realized and unrealized gains	5.1	10.3	(50%)
Pretax income	27.3	26.9	2%
Non-GAAP adjustments to pretax income*	4.0	8.3
Adjusted pretax income*	31.4	35.2	(11%)
Pretax margin	5.2%	4.5%
Adjusted pretax margin*	6.1%	6.0%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Fourth quarter title segment operating revenues decreased $78.6 million, or 14 percent, compared to the prior year quarter, as a result of transaction volume declines in our direct and agency title operations. Total segment operating expenses in the fourth quarter 2023 decreased $78.1 million, or 14 percent, consistent with lower operating revenues. Agency retention expenses decreased $39.7 million, or 15 percent, in the fourth quarter 2023 primarily due to $49.2 million, or 16 percent, lower gross agency revenues. The average independent agency remittance rate in the fourth quarter 2023 was 17.3 percent, compared to 17.6 percent during the fourth quarter 2022.

Total employee costs and other operating expenses in the fourth quarter 2023 were lower by $37.6 million, or 13 percent, compared to the prior year quarter, while as a percentage of operating revenues, these expenses were 49.1 percent in the fourth quarter 2023 compared to 48.9 percent in the prior year quarter. Fourth quarter title loss expense decreased $1.1 million, or 5 percent, primarily as a result of lower title revenues compared to the prior year quarter. As a percentage of title revenues, title loss expense was 4.1 percent in the fourth quarter 2023 compared to 3.7 percent in the fourth quarter 2022, which benefited from last year’s favorable claims experience.

Investment income in the fourth quarter 2023 increased $6.1 million, compared to the prior year quarter, primarily due to higher interest income resulting from earned interest from eligible escrow balances in the fourth quarter 2023. Non-GAAP adjustments to the title segment’s pretax income included $9.1 million and $18.6 million of acquisition intangible asset amortization and other expenses, partially offset by $5.1 million and $10.3 million of net realized and unrealized gains in the fourth quarters 2023 and 2022, respectively.

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended December 31,
	2023	2022	% Change
Non-commercial:
Domestic	153.8	171.3	(10%)
International	24.0	24.0	0%
	177.8	195.3	(9%)
Commercial:
Domestic	56.1	66.9	(16%)
International	6.5	7.7	(16%)
	62.6	74.6	(16%)
Total direct title revenues	240.4	269.9	(11%)

Total non-commercial domestic revenues in the fourth quarter 2023 declined $17.5 million, or 10 percent, primarily due to a 5 percent decline in total residential purchase and refinancing transactions and a lower average fee per file compared to the fourth quarter 2022. Fourth quarter domestic commercial revenues decreased $10.8 million, or 16 percent, primarily driven by 14 percent lower commercial transactions compared to the prior year quarter. Average domestic commercial fee per file in the fourth quarter 2023 was $14,800, compared to $15,100 in the fourth quarter 2022, while average residential fee per file in the fourth quarter 2023 was $3,200, compared to $3,500 in the prior year quarter primarily due to transaction mix in the fourth quarter 2023. Total international revenues in the fourth quarter 2023 decreased by $1.2 million, or 4 percent, primarily due to lower transaction volumes compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2023	2022	% Change
Operating revenues	61.4	54.7	12%
Pretax income	1.4	0.4	276%
Non-GAAP adjustments to pretax income*	6.0	6.6
Adjusted pretax income*	7.4	7.0	5%
Pretax margin	2.3%	0.7%
Adjusted pretax margin*	12.0%	12.8%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

The segment’s fourth quarter operating revenues improved $6.7 million, or 12 percent, compared to the prior year quarter, primarily due to increased credit information services revenues, partially offset by lower valuation services revenues from lower transaction volumes. Combined segment employee costs and other operating expenses in the fourth quarter 2023 increased $5.4 million, or 11 percent, consistent with the higher operating revenues. Non-GAAP adjustments to pretax income of $6.0 million and $6.6 million in the fourth quarters 2023 and 2022, respectively, were primarily related to acquisition intangible asset amortization expenses.

Corporate and Other Segment

The segment’s results for the fourth quarter 2023 and 2022 were primarily driven by net expenses attributable to corporate operations which were $9.7 million and $9.0 million, respectively. During the prior year quarter, the segment recorded $2.5 million of net realized gains primarily related to a settlement of a company-owned life insurance policy.

Expenses

Fourth quarter consolidated employee costs were lower by $13.6 million, or 7 percent, compared to the prior year quarter, primarily due to lower salaries and benefits expenses and incentive compensation resulting from lower average employee count and reduced transaction volumes in the fourth quarter 2023. As a percentage of total operating revenues, consolidated employee costs were slightly higher at 31.6 percent in the fourth quarter 2023 compared to 30.1 percent in the prior year quarter, primarily due to lower fourth quarter 2023 revenues.

Total other operating expenses in the fourth quarter 2023 decreased $17.9 million, or 12 percent, primarily as a result of reduced costs tied to lower title revenues, and lower litigation settlement, third-party outsourcing, and office closures expenses compared to the fourth quarter 2022. As a percentage of total operating revenues, consolidated other operating expenses for the fourth quarter 2023 were 22.5 percent, which was slightly better compared to 22.8 percent in the prior year quarter.

Other

Net cash provided by operations improved to $40.6 million in the fourth quarter 2023 compared to $24.8 million in the fourth quarter 2022, primarily as a result of lower payments on claims and accounts payable, partially offset by the lower net income during the fourth quarter 2023. Our income tax rate for the fourth quarter 2023 was higher than our normal tax rate primarily due to the effect of non-deductible expenses on lower domestic pretax income.

Fourth Quarter Earnings Call

Stewart will hold a conference call to discuss the fourth quarter 2023 earnings at 8:30 a.m. Eastern Time on Thursday, February 8, 2024. To participate, dial (800) 267-6316 (USA) or (203) 518-9783 (International) - access code STCQ423. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at http://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on February 8, 2024 until midnight on February 15, 2024 by dialing (800) 934-8233 (USA) or (402) 220-6991 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “foresee” or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; our ability to manage risks associated with potential cybersecurity or other privacy or data security breaches; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended December 31 (Unaudited),		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Title revenues:
Direct operations	240,432	269,894	962,674	1,246,258
Agency operations	262,513	311,697	985,989	1,466,243
Real estate solutions and other	61,408	54,697	263,577	335,850
Total operating revenues	564,353	636,288	2,212,240	3,048,351
Investment income	13,021	6,903	45,135	22,421
Net realized and unrealized gains (losses)	4,795	12,718	(34)	(1,476)
	582,169	655,909	2,257,341	3,069,296
Expenses:
Amounts retained by agencies	217,021	256,752	813,519	1,208,307
Employee costs	178,084	191,715	712,794	802,001
Other operating expenses	127,171	145,056	507,701	648,022
Title losses and related claims	20,555	21,628	80,282	102,733
Depreciation and amortization	15,600	15,075	62,447	57,178
Interest	4,959	4,932	19,737	18,403
	563,390	635,158	2,196,480	2,836,644
Income before taxes and noncontrolling interests	18,779	20,751	60,861	232,652
Income tax expense	(5,675)	(2,488)	(15,263)	(50,864)
Net income	13,104	18,263	45,598	181,788
Less net income attributable to noncontrolling interests	4,289	4,949	15,159	19,483
Net income attributable to Stewart	8,815	13,314	30,439	162,305

Net earnings per diluted share attributable to Stewart	0.32	0.49	1.11	5.94
Diluted average shares outstanding (000)	27,751	27,276	27,520	27,347

Selected financial information:
Net cash provided by operations	40,585	24,820	83,042	191,860
Other comprehensive income (loss)	23,406	13,465	16,128	(51,596)

Fourth Quarter Domestic Order Counts:

Opened Orders 2023:	Oct	Nov	Dec	Total
Commercial	1,031	1,335	1,381	3,747
Purchase	16,995	14,076	11,679	42,750
Refinancing	5,165	5,038	5,194	15,397
Other	1,912	1,506	3,271	6,689
Total	25,103	21,955	21,525	68,583

Opened Orders 2022:	Oct	Nov	Dec	Total
Commercial	1,243	1,124	1,807	4,174
Purchase	15,591	13,400	11,562	40,553
Refinancing	4,858	4,549	3,682	13,089
Other	1,844	1,428	1,219	4,491
Total	23,536	20,501	18,270	62,307

Closed Orders 2023:	Oct	Nov	Dec	Total
Commercial	1,074	1,264	1,463	3,801
Purchase	12,187	10,595	10,989	33,771
Refinancing	3,479	3,034	3,045	9,558
Other	2,000	1,309	1,367	4,676
Total	18,740	16,202	16,864	51,806

Closed Orders 2022:	Oct	Nov	Dec	Total
Commercial	1,242	1,141	2,058	4,441
Purchase	12,560	11,480	11,340	35,380
Refinancing	3,866	3,231	3,151	10,248
Other	1,403	964	926	3,293
Total	19,071	16,816	17,475	53,362

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	December 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	233,365	248,367
Short-term investments	39,023	24,318
Investments in debt and equity securities, at fair value	679,936	710,083
Receivables – premiums from agencies	38,676	39,921
Receivables – other	93,811	85,111
Allowance for uncollectible amounts	(7,583)	(7,309)
Property and equipment, net	82,335	81,539
Operating lease assets, net	115,879	127,830
Title plants	73,359	73,358
Goodwill	1,072,129	1,072,982
Intangible assets, net of amortization	193,196	199,084
Deferred tax assets	3,776	2,590
Other assets	84,959	80,005
	2,702,861	2,737,879
Liabilities:
Notes payable	445,290	447,006
Accounts payable and accrued liabilities	190,054	196,541
Operating lease liabilities	135,654	148,003
Estimated title losses	528,269	549,448
Deferred tax liabilities	25,045	26,616
	1,324,312	1,367,614
Stockholders’ equity:
Common Stock and additional paid-in capital	338,451	324,344
Retained earnings	1,070,841	1,091,816
Accumulated other comprehensive loss	(35,215)	(51,343)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,371,411	1,362,151
Noncontrolling interests	7,138	8,114
Total stockholders’ equity	1,378,549	1,370,265
	2,702,861	2,737,879

Number of shares outstanding (000)	27,370	27,130
Book value per share	50.11	50.21

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	December 31, 2023				December 31, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	502,945	61,408	-	564,353	581,591	54,697	-	636,288
Investment income	12,996	25	-	13,021	6,891	12	-	6,903
Net realized and unrealized gains (losses)	5,094	(3)	(296)	4,795	10,262	-	2,456	12,718
	521,035	61,430	(296)	582,169	598,744	54,709	2,456	655,909
Expenses:
Amounts retained by agencies	217,021	-	-	217,021	256,752	-	-	256,752
Employee costs	163,142	11,987	2,955	178,084	177,371	11,860	2,484	191,715
Other operating expenses	83,777	41,587	1,807	127,171	107,118	36,293	1,645	145,056
Title losses and related claims	20,555	-	-	20,555	21,628	-	-	21,628
Depreciation and amortization	8,819	6,401	380	15,600	8,617	6,182	276	15,075
Interest	378	48	4,533	4,959	338	-	4,594	4,932
	493,692	60,023	9,675	563,390	571,824	54,335	8,999	635,158
Income (loss) before taxes	27,343	1,407	(9,971)	18,779	26,920	374	(6,543)	20,751

Year Ended:	December 31, 2023				December 31, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	1,948,663	263,577	-	2,212,240	2,712,501	296,673	39,177	3,048,351
Investment income	45,028	107	-	45,135	22,392	29	-	22,421
Net realized and unrealized gains (losses)	3,437	(3)	(3,468)	(34)	(1,149)	-	(327)	(1,476)
	1,997,128	263,681	(3,468)	2,257,341	2,733,744	296,702	38,850	3,069,296
Expenses:
Amounts retained by agencies	813,519	-	-	813,519	1,208,307	-	-	1,208,307
Employee costs	648,832	49,320	14,642	712,794	735,747	50,462	15,792	802,001
Other operating expenses	320,529	179,640	7,532	507,701	401,724	204,053	42,245	648,022
Title losses and related claims	80,282	-	-	80,282	102,733	-	-	102,733
Depreciation and amortization	35,000	25,802	1,645	62,447	29,715	25,563	1,900	57,178
Interest	1,442	239	18,056	19,737	386	-	18,017	18,403
	1,899,604	255,001	41,875	2,196,480	2,478,612	280,078	77,954	2,836,644
Income (loss) before taxes	97,524	8,680	(45,343)	60,861	255,132	16,624	(39,104)	232,652

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses, and other adjustments (revenues of sold real estate brokerage company), and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, office closure costs, executive severance expenses, regulatory settlement and litigation expenses, state sales tax assessment expense (which was related to an acquisition), and other adjustments (pretax results of sold real estate brokerage company). Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and year ended December 31, 2023 and 2022 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended Dec. 31,			Year Ended Dec. 31,
	2023	2022	% Chg	2023	2022	% Chg
Total revenues	582.2	655.9	(11)%	2,257.3	3,069.3	(27)%
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(4.8)	(12.7)		0.1	1.5
Other adjustments	-	-		-	(39.2)
Adjusted total revenues	577.4	643.2	(10)%	2,257.4	3,031.6	(26)%

Pretax income	18.8	20.8	(10)%	60.9	232.7	(74)%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(4.8)	(12.7)		0.1	1.5
Office closure costs	5.5	7.5		7.3	10.5
Executive severance expenses	0.9	2.7		3.1	3.9
Regulatory settlement and litigation expenses	-	6.5		-	6.5
State sales tax assessment expense	-	-		1.2	-
Other adjustments	-	-		-	0.9
	20.4	24.7		72.5	256.0
Acquired intangible asset amortization	8.7	8.6		36.0	33.3
Adjusted pretax income	29.1	33.3	(13)%	108.5	289.3	(63)%
GAAP pretax margin	3.2%	3.2%		2.7%	7.6%
Adjusted pretax margin	5.0%	5.2%		4.8%	9.5%

Net income attributable to Stewart	8.8	13.3	(34)%	30.4	162.3	(81)%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(4.8)	(12.7)		0.1	1.5
Acquired intangible asset amortization	8.7	8.6		36.0	33.3
Office closure costs	5.5	7.5		7.3	10.5
Executive severance expenses	0.9	2.7		3.1	3.9
Regulatory settlement and litigation expenses	-	6.5		-	6.5
State sales tax assessment expense	-	-		1.2	-
Other adjustments	-	-		-	0.9
Net tax effects of non-GAAP adjustments	(2.5)	(3.0)		(11.4)	(13.6)
Non-GAAP adjustments, after taxes	7.8	9.6		36.2	43.1
Adjusted net income attributable to Stewart	16.6	22.9	(27)%	66.6	205.4	(68)%

Diluted average shares outstanding (000)	27,751	27,276		27,520	27,347
GAAP net income per share	0.32	0.49		1.11	5.94
Adjusted net income per share	0.60	0.84		2.42	7.51

	Quarter Ended Dec. 31,			Year Ended Dec. 31,
	2023	2022	% Chg	2023	2022	% Chg
Title Segment:

Revenues	521.0	598.7	(13)%	1,997.1	2,733.7	(27)%
Net realized and unrealized (gains) losses	(5.1)	(10.3)		(3.4)	1.1
Adjusted revenues	515.9	588.5	(12)%	1,993.7	2,734.9	(27)%

Pretax income	27.3	26.9	2%	97.5	255.1	(62)%
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(5.1)	(10.3)		(3.4)	1.1
Acquired intangible asset amortization	2.9	2.8		12.3	9.1
Office closure costs	5.5	6.9		7.3	9.9
Severance expenses	0.7	2.4		2.3	4.0
Regulatory settlement and litigation expenses	-	6.5		-	6.5
Adjusted pretax income	31.4	35.2	(11)%	116.0	285.8	(59)%
GAAP pretax margin	5.2%	4.5%		4.9%	9.3%
Adjusted pretax margin	6.1%	6.0%		5.8%	10.5%

Real Estate Solutions Segment:

Revenues	61.4	54.7	12%	263.7	296.7	(11)%

Pretax income	1.4	0.4	276%	8.7	16.6	(48)%
Non-GAAP revenue adjustments:
Acquired intangible asset amortization	5.8	5.8		23.7	24.0
Severance and office closure expenses	0.2	0.8		0.3	0.9
State sales tax assessment expense	-	-		1.2	-
Adjusted pretax income	7.4	7.0	5%	33.8	41.5	(19)%
GAAP pretax margin	2.3%	0.7%		3.3%	5.6%
Adjusted pretax margin	12.0%	12.8%		12.8%	14.0%